FOR IMMEDIATE RELEASE

Harvest Natural Resources Announces
2015 First Quarter Results

HOUSTON, May 19, 2015 — Harvest Natural Resources, Inc. (NYSE: HNR) (Harvest or the Company) today announced 2015 first quarter earnings and provided an operational update.

Harvest reported a first quarter net loss of approximately $5.6 million, or $0.13 per diluted share, compared with a net loss of $8.0 million, or $0.19 per diluted share, for the same period last year. The first quarter results included exploration charges of $1.9 million, or $0.04 per diluted share. Adjusted for exploration charges, Harvest would have posted a first quarter net loss of approximately $3.7 million, or $0.09 per diluted share, before any adjustment for income taxes.

Highlights for the first quarter of 2015 include:

Venezuela

•	During the first three months of 2015, Petrodelta drilled and completed four development wells and sold approximately 3.63 million barrels of oil (MMBO) for a daily average of approximately 40,377 barrels of oil per day (BOPD), a decrease of six percent over the same period in 2014;

•	Petrodelta’s current production rate is approximately 40,400 BOPD and the 2015 expected average production rate is 41,345 BOPD with capital expenditures projected at $265.0 million.

Gabon

•	Harvest completed a pore pressure study using the new 3-D seismic over the prospective Outboard and the Development areas.

Indonesia

•	Completed transfer of shares of Budong-Budong B.V. to Stockbridge Capital Limited.

Corporate

•	On May 11, 2015, the Company borrowed $1.3 million to fund certain corporate expenses.

VENEZUELA

During the three months ended March 31, 2015, Petrodelta sold approximately 3.63 MMBO for a daily average of 40,377 BOPD, a decrease of six percent over the same period in 2014 and one percent lower than the previous quarter. Petrodelta sold 0.96 billion cubic feet (BCF) of natural gas for a daily average of 10.7 million cubic feet per day (MMCFD), increasing 71 percent over the same period in 2014, and decreasing two percent over the previous quarter. Petrodelta’s current production rate is approximately 40,400 BOPD.

During the first quarter of 2015, Petrodelta drilled and completed four development wells, one in the El Salto field and three in the Isleño field. Currently, Petrodelta is operating six drilling rigs and one workover rig and is continuing with infrastructure enhancement projects in the El Salto and Temblador fields.

Petrodelta’s production target for 2015 is projected to be approximately 41,345 BOPD. The 2015 Petrodelta capital expenditures are expected to be approximately $265 million. Petrodelta expects to drill 24 oil wells during 2015.

Petrodelta generated $145.7 million in revenue during the first quarter before deductions for royalties, compared to $326.5 million for the same period in 2014. The average price of crude oil sold by Petrodelta during the first quarter was $39.69 compared to $83.97 for the same period during 2014.

Petrodelta reported a first quarter operating loss before taxes and non-operating items of $66.9 million compared to operating income before taxes and non-operating items of $84.8 million for the first of 2014. Petrodelta posted a net loss of $32.0 million during the first quarter compared to net income of $48.5 million for the same period in 2014. The Petrodelta financial results are prepared and presented under IFRS and it should be noted that the official exchange rate of 6.3 Bolivars per 1 US dollar is applied. A new exchange rate called the Foreign Exchange Marginal System (“SIMADI”) has been created. The SIMADI rate published as of March 31, 2015 is 192.95 Bolivars per U.S. Dollars. The SIMADI’s marginal system is available in limited quantities for individuals and companies to purchase and sell foreign currency via banks and exchange houses. Currently the SIMADI marginal system more accurately reflects the exchange rate between Bolivars and U.S. Dollars in Venezuela. However, Petrodelta is not currently authorized to perform currency exchanges applying the SIMADI system.

EXPLORATION AND OTHER ACTIVITIES

Dussafu Project — Gabon (Dussafu PSC)

During the first quarter of 2015, Harvest completed a pore pressure study using the new 3-D seismic over the prospective Outboard and the Development areas.

Budong-Budong PSC – Indonesia

On February 5, 2015, the Company entered into a Share Purchase Agreement to transfer all of its shares of Harvest Budong-Budong B.V. to Stockbridge Capital Limited. The transfer of shares was completed on May 4, 2015.

Corporate

On May 11, 2015, the Company borrowed $1.3 million to fund certain corporate expenses. The Company issued a note payable to the lender bearing an interest rate of 15 percent per annum, with a maturity date of January 1, 2016.

Conference Call

Harvest will hold a conference call at 10:00 a.m. Central Daylight Time on Tuesday, May 19, 2015, during which management will discuss Harvest’s 2015 first quarter results. The conference leader will be James A. Edmiston, President and Chief Executive Officer. To access the conference call, dial 719-325-2420 or 888-401-4669 five to ten minutes prior to the start time. At that time you will be asked to provide the conference number, which is 8651611. A recording of the conference call will also be available for replay at 719-457-0820 or 888-203-1112, passcode 8651611, through May 22, 2015.

The conference call will also be transmitted over the internet through the Company’s website at www.harvestnr.com. To listen to the live webcast, enter the website fifteen minutes before the call to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay of the webcast will be available beginning shortly after the call and will remain on the website for approximately 90 days.

About Harvest Natural Resources:

Harvest Natural Resources, Inc., headquartered in Houston, Texas, is an independent energy company with principal operations in Venezuela and exploration and exploitation assets in Gabon. For more information visit the Company’s website at www.harvestnr.com.

CONTACT:

Stephen C. Haynes

Vice President, Chief Financial Officer

(281) 899-5716

This press release may contain projections and other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. They include estimates and timing of expected oil and gas production, oil and gas reserve projections of future oil pricing, future expenses, planned capital expenditures, anticipated cash flow and our business strategy. All statements other than statements of historical facts may constitute forward-looking statements. Although Harvest believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Actual results may differ materially from Harvest’s expectations as a result of factors discussed in Harvest’s 2014 Annual Report on Form 10-K and other public filings.

Harvest may use certain terms such as resource base, contingent resources, prospective resources, probable reserves, possible reserves, non-proved reserves or other descriptions of volumes of reserves. These estimates are by their nature more speculative than estimates of proved reserves and accordingly, are subject to substantially greater risk of being actually realized by the Company.

HARVEST NATURAL RESOURCES, INC. AND SUBSIDIARIES

CONSOLIDATED CONDENSED BALANCE SHEETS

(in thousands, except per share data)

	March 31, 2015 (Unaudited)	December 31, 2014
ASSETS		
CURRENT ASSETS:		
Cash and cash equivalents	$ 1,417	$ 6,585
Restricted cash	—	25
Accounts receivable, net	223	339
Deferred income taxes	118	53
Prepaid expenses and other	306	353
TOTAL CURRENT ASSETS	2,064	7,355
INVESTMENT IN AFFILIATE	164,700	164,700
PROPERTY AND EQUIPMENT:		
Oil and gas properties (successful efforts method)	54,539	54,290
Other administrative property, net	188	217
TOTAL PROPERTY AND EQUIPMENT, NET	54,727	54,507
OTHER ASSETS	1,309	1,484
TOTAL ASSETS	$ 222,800	$ 228,046
LIABILITIES AND EQUITY		
CURRENT LIABILITIES:		
Accounts payable, trade and other	$ 2,087	$ 1,697
Accrued expenses	4,652	4,617
Accrued interest	222	97
Income taxes payable	15	5
Current deferred tax liability	46	45
Notes payable to noncontrolling interest owners	7,600	13,709
Other current liabilities	170	128
TOTAL CURRENT LIABILITIES	14,792	20,298
LONG-TERM DEFERRED TAX LIABILITY	14,254	14,655
OTHER LONG-TERM LIABILITIES	74	215
COMMITMENTS AND CONTINGENCIES		
EQUITY		
STOCKHOLDERS' EQUITY:		
Preferred stock, par value $0.01 a share; authorized 5,000 shares; outstanding, none	—	—
Common stock, par value $0.01 a share; Shares authorized 80,000 (2015 and 2014) Shares issued (2015 - 49,320; 2014 - 49,320) Shares outstanding (2015 - 42,748; 2014 - 42,748)	493	493
Additional paid-in capital	287,426	280,757
Retained deficit	(106,825)	(101,208)
Treasury stock, at cost, 6,572 shares at March 31, 2015 (December 31, 2014: 6,572 shares)	(66,316)	(66,316)
TOTAL HARVEST STOCKHOLDERS' EQUITY	114,778	113,726
NONCONTROLLING INTERESTS	78,902	79,152
TOTAL EQUITY	193,680	192,878
TOTAL LIABILITIES AND EQUITY	$ 222,800	$ 228,046

HARVEST NATURAL RESOURCES, INC. AND SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,	
	2015	**2014**
EXPENSES:		
Depreciation and amortization	$ 29	$ 76
Exploration expense	1,932	1,833
Impairment expense - unproved property costs	—	4,460
General and administrative	4,158	6,301
	6,119	12,670
LOSS FROM OPERATIONS	(6,119)	(12,670)
OTHER NON-OPERATING INCOME (EXPENSE):		
Loss on sale of interest in Harvest Holding	—	(966)
Interest expense	(237)	(47)
Loss on extinguishment of long-term debt	—	(4,749)
Foreign currency transaction gains (losses)	3	(469)
Other non-operating expenses	—	(216)
	(234)	(6,447)
LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(6,353)	(19,117)
INCOME TAX BENEFIT	(384)	(954)
LOSS FROM CONTINUING OPERATIONS BEFORE EARNINGS FROM INVESTMENT AFFILIATE	(5,969)	(18,163)
EARNINGS FROM INVESTMENT AFFILIATE	—	18,887
INCOME (LOSS) FROM CONTINUING OPERATIONS	(5,969)	724
DISCONTINUED OPERATIONS	—	(131)
NET INCOME (LOSS)	(5,969)	593
LESS: NET INCOME (LOSS) ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(352)	8,601
NET LOSS ATTRIBUTABLE TO HARVEST [COMPREHENSIVE LOSS]	$ (5,617)	$ (8,008)
BASIC LOSS PER SHARE:		
Loss from continuing operations	$ (0.13)	$ (0.19)
Discontinued operations	—	—
Basic loss per share	$ (0.13)	$ (0.19)
DILUTED LOSS PER SHARE:		
Loss from continuing operations	$ (0.13)	$ (0.19)
Discontinued operations	—	—
Diluted loss per share	$ (0.13)	$ (0.19)

HARVEST NATURAL RESOURCES, INC. AND SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Three Months Ended March 31, 2015	Three Months Ended March 31, 2014
CASH FLOWS FROM OPERATING ACTIVITIES:		
Net income (loss)	$ (5,969)	$ 593
Adjustments to reconcile net income (loss) to net cash used in operating activities:		
Depreciation and amortization	29	76
Impairment expense - unproved property costs	—	4,460
Amortization of debt financing costs	221	—
Loss on sale of interest in Harvest Holding	—	966
Foreign currency transaction loss	—	1,349
Loss on extinguishment of long-term debt	—	4,749
Earnings from investment affiliate	—	(18,887)
Share-based compensation-related charges	512	881
Changes in operating assets and liabilities:		
Accounts receivable	116	1,649
Prepaid expenses and other	47	12
Other assets	(21)	(10)
Accounts payable	390	(1,631)
Accrued expenses	117	(11,404)
Accrued interest	172	(318)
Income taxes payable	10	(2,133)
Deferred income tax assets and liabilities	(465)	(976)
Other current liabilities	42	(260)
Other long-term liabilities	(141)	(34)
NET CASH USED IN OPERATING ACTIVITIES	(4,940)	(20,918)
CASH FLOWS FROM INVESTING ACTIVITIES:		
Transaction costs from sale of interest in Harvest Holding	—	(2,494)
Additions of property and equipment	(330)	(498)
Advances to investment affiliate, net	—	(127)
Decrease in restricted cash	—	98
NET CASH USED IN INVESTING ACTIVITIES	(330)	(3,021)
CASH FLOWS FROM FINANCING ACTIVITIES:		
Debt repayment	—	(79,750)
Contributions from noncontrolling interest owners	102	476
Treasury stock purchases	—	(46)
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	102	(79,320)
NET DECREASE IN CASH AND CASH EQUIVALENTS	(5,168)	(103,259)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	6,585	120,897
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$ 1,417	$ 17,638